Exhibit 10.46

Service Agreement

SERVICE AGREEMENT

This Agreement was entered into by the following parties as of June 26, 2003:

Party A: Dongbei University of Finance and Economics

Party B: Dalian Dongcai Technology Development Co., Ltd., a limited-liability company duly organized and legally existing in accordance with the laws of the People’s Republic of China

Whereas:

A.	Party A is an institution engaging in online education with and without record of formal schooling authorized by the State, in order to further improve its online education level and provide the students with a better online education environment, Party A wants to vigorously strengthen the hardware and software construction of its education platform, and wants to further raise its reputation and expand and optimize the sources of its students by integrating modern enterprise management experiences and through market promotion ;

B.	Party B is a professional company engaging in computer and internet technologies and services, and has strong technological expertise and practical experience. At the same time, Party B has abundant practical experience and a good reputation for providing technological services to modern online and distance education;

C.	Party A wants to acquire the exclusive technologies and commercial services of Party B in the development, application, and management of the technologies related to online education. Party B is willing to provide Party A with relevant technological and commercial services.

Both parties reached the following agreement after friendly negotiation:

Article 1. Contents of Services Provided by Party B

Within the valid period of this Agreement, Party A agrees that Party B shall provide Party A with technologies and commercial services related to its online education projects. The specific contents of these services will be agreed by both parties in the appendixes of this Agreement.

Article 2. Service Fees

I.	Both parties have reached the following agreements on the amount and payment principles of all services under this Agreement and its appendixes by Party B to Party A:

The revenue of Party A’s online education will firstly be used to cover such normal expenditures as fees to be paid to any third party, examination tutorship, teaching tutorship and management of teaching affairs, and other expenses acknowledged by both parties. In the event that there is any reimbursement of the tuition revenue counted in the previous period, the reimbursement should firstly be deducted from the revenue of Party A for this period.

In accordance with the contents of the technological services for online education stated in this Agreement and its appendixes, and the anticipated cost to be borne by Party B as to the prospective scale of Party A’s online education, Party A agrees to use its revenue from the online education after the deduction of such expenditures as the aforementioned third party fee in all kinds of technological developments and construction inputs for the online education, i.e. the payment of the Service Fees to Party B for the expansion of the online education and the technological research and developments in accordance with this Agreement and its appendixes. The units for the Service Fees (“Party B’s Revenue”) will be from March 1 to September 30 of the same year and from October 1 to February 28 of the second year (“Period”) at the amount of no less than 50% of the total revenue of the online education.

Both parties may adjust the total amount of the service fees for the previous accounting year in the first month of each year. In the event that the revenue of Party A from the online education is not sufficient to cover the aforementioned third party fee, the balance should be deducted by Party B from the service fees for the next year.

II.	Payment Manner

Both parties agree that Party A should, from October 1 to October 15 and from March 1 to March 15 of each year, account the expenses of the Period and decide the specific amount of the revenues from the Period. After the confirmation of the signatures by authorized representatives of the President of Party A’s Online Education College and Party B, Party A should pay Party B within 15 working days of the day of the confirmation. In the event that there is any dispute over the ultimate amount of the Service Fees between Party A and Party B, Party A should ensure the payment to Party B with the amount accepted by Party A within 2 months after the Period.

Article 3. Obligations of Both Parties

(I)	Obligations of Party B

1.	Party B should, in accordance with the provisions of this Agreement and its appendixes and the demands of Party A, punctually and sufficiently provide Party A with relevant technological and commercial services;

2.	Party B should promise that it will immediately notify Party A whenever there are any unpredictable circumstances that may affect the normal operation of Party B;

3.	Party B should accept the supervision and examination of Party A on the performance of its obligations under this Agreement, listen to the opinions and suggestions of Party A, actively improve and perfect its work, and improve the quality of its services.

(II)	Obligations of Party A

1.	Party A agrees to pay Party B all service fees prescribed in this Agreement and its appendixes on time;

2.	Party A agrees that, within the valid period of this Agreement and the scope of the services prescribed in this Agreement, Party B will be the exclusive service provider for Party A, and Party A will not establish entities with the same or similar businesses as the joint venture by itself or in joint investment or cooperation with any third party other than Party B without the prior written permission of Party B.

3.	Party A will have the sole deciding right over teaching matters, will be responsible for all work directly related to teaching and the management of teaching affairs in the online education, and will be responsible for supervising and examining the technological and commercial services provided by Party B.

Article 4. Confidentiality

1.	Both parties agree and acknowledge that the materials of any party related to this Agreement and its appendixes are confidential. The disclosure of such confidential material by the other party to any third party without the approval of the holding party will lead to serious losses of its business and other rights and interests, and the compensation in monetary funds will not be sufficient for the losses caused by the disclosure.

2.	Both parties agree and acknowledge that the confidential materials disclosed are and will continue to be the exclusive property of the holding party. Relevant materials provided by each party to the other party should only be used for the signing and performance of this Agreement.

3.	Both parties will only disclose the confidential materials to: (1) the senior employees of both parties who are mainly responsible for the negotiation and performance of this Agreement and relevant employees, and (2) the agents, consultants, advisers, and other representatives formally appointed by both parties.

4.	The aforementioned limits will not apply to:

(1)	materials that can be generally acquired by the public before the disclosure;

(2)	materials that can be generally acquired by the public after the disclosure through no fault of the receiving party;

(3)	materials that the receiving party can prove that it has already acquired before the disclosure, and are not directly or indirectly acquired from the other party;

(4)	confidential materials that any party is obligated by law to disclose to relevant government departments and stock exchange institutions, and confidential materials that any party discloses to its direct legal advisers and financial advisers as to the needs of its normal operation;

(5)	where the written permission of the providing party (the other party) of the confidential materials has been acquired for the disclosure and use of such confidential materials;

(6)	an event where Party B needs financing or needs to raise funds. Party B may disclose relevant materials to the investing party, but the investing party must sign a relevant confidentiality agreement beforehand, and the contents of the confidentiality agreement should be the same as the contents of this Agreement.

Each party should urge its directors, senior employees and other employees, and the directors, senior employees, and other employees of its affiliates to perform the confidentiality obligation prescribed in this article, and should require relevant employees to sign the confidentiality agreement.

Article 5. Liability for Breach of Contract

In the event Party A fails to pay Party B any amount in accordance with this Agreement and its appendixes, Party B is entitled to charge the overdue interest of 0.03% per day for the outstanding payment and notify Party A of its obligation to make payment within a prescribed time limit.

In the event Party B fails to provide Party A with the services stated in this Agreement and its appendixes according to the requirements of Party A, and causes damages to the teaching activities and teaching quality of Party A, Party A is entitled to require Party B to compensate all its losses thus induced.

In the event that Party A entrusts the services related to this Agreement and its appendixes to any third party other than Party B without the prior written permission of Party B, the fees for such services should be borne by Party A itself and must not be deducted from the payment it will make to Party B; in addition Party A should compensate all losses of Party B thus induced.

Article 6. Force Majeure

1.	Force majeure refers to any event that cannot be controlled or foreseen by each or both parties, or cannot be avoidable if foreseen, and that happens after the signing of this Agreement and results in any party’s inability to fully or partly perform this Agreement. Such events will include but not be limited to: riot, explosion, fire, flood, earthquake and other natural disasters and war, civil commotion, intended destruction, expropriation, confiscation, sovereign actions of the government, changes in the law, cessation of the cooperation between both parties due to failure to acquire the approval of the government on relevant matters or due to relevant mandatory rules and requirements of the government, and other major events or emergencies.

2.	In the event of force majeure, the affected party should notify the other party without delay in the most convenient manner, and should, within fifteen (15) days after the force majeure event, provide the other party with a detailed written report of the event. The affected party should take all reasonable action to eliminate the influences of the event and reduce the losses caused by the event to the other party. Both parties should, according to the influence of the force majeure on the performance of this Agreement, decide whether to terminate or postpone the performance of this Agreement, or whether to partly or fully absolve the affected party from its obligations under this Agreement.

Article 7. Resolution of Disputes

1.	In the event of any dispute caused by this Agreement or with respect to the explanation and performance of this Agreement, both parties should first resolve the dispute through friendly negotiation. In the event both parties fail to reach an agreement on the dispute 60 days after the beginning of the negotiation, either party may apply for the resolution of the dispute through legal procedures.

Article 8. Validity & Others

1.	This Agreement will be officially signed and sealed by the authorized representatives of both parties, and will go into effect as of June 26, 2003.

2.	The valid period of this Agreement will be 50 years, starting from the effective date.

3.	When this Agreement expires, the pending creditor’s rights and liabilities of both parties will not be affected. The debtor should continue the payment of its liabilities to the creditor.

4.	In the event any clause of this Agreement becomes void due to the violation of relevant laws or regulations, the void clause will be deemed dispensable and deleted. The other clauses should remain valid if not affected. However, both parties of this Agreement should stop the performance of the void, invalid, and unenforceable clause, and should revise it to be valid, effective, and enforceable in relation to the certain facts and circumstances within the scope that is closest to its original meaning.

5.	This Agreement should be made in Chinese and in quadruplicates, and each party will hold two copies. Any translation of this Agreement will have no legal force.

6.	Any change, revision, increase, or decrease to the clauses of this Agreement must be made with the written amendment or supplementary agreement of this Agreement. The change, revision, increase, or decrease can only be effective after the amendment or supplementary agreement is signed by the authorized representatives of both parties. The amendment or supplementary agreement will be an integral part of this Agreement, and will have the same legal force as this Agreement.

7.	Any tolerance, grace, or delayed execution of the rights or power under this Agreement by any party due to any breach or delay of the other party should not be deemed that it waives its rights and power, and should not affect, influence, or limit all rights and power of the party under this Agreement and relevant laws and regulations. The separate or partial execution of any right, power, or remedy under this Agreement should not hinder their further execution and should not hinder the execution of other rights, powers, or remedies.

8.	During the performance of this Agreement, all formal notices of both parties should be made in writing and delivered by facsimile transmission.

9.	Other legal documents signed by both parties related to this Agreement will have the same force as this Agreement.

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Party A: Dongbei University of Finance and Economics
(Seal of Dongbei University of Finance and Economics)

By:	/s/ Qiu Dong
Name:	Qiu Dong

Date: June 26, 2003

Party B: Dalian Dongcai Technology Development Co., Ltd. (Seal)

By:	/s/ Yang Qing
Name:	Yang Qing

Date: June 26, 2003

APPENDIX OF SERVICE AGREEMENT—TECHNOLOGICAL & COMMERCIAL SERVICES

I.	Contents of Services

1.	Consultation services

Party B should provide exclusive consultation services related to the purchase of relevant equipment and systems needed to establish the online education project of Party A, including but not limited to suggestions for the selection of all kinds of tool software, applications and technological platforms, installation and debugging of systems, and the purchase, specifications, and functions of all kinds of accessory hardware facilities, equipment, and circuit resources.

2.	Use of hardware equipment

Apart from the hardware equipment purchased by Party A itself, Party B should provide the hardware equipment needed for the realization of Party A’s purpose of online education for use by Party A, including but not limited to servers and PCs. Party B should also, in accordance with the expansion of the scale of Party A’s online education and the gradual improvement of the technological requirements, make corresponding renewals and upgrades of relevant hardware equipment, and should provide timely solutions or backups in case there is any breakdown or technological problem with the aforementioned hardware equipment.

3.	Trainings

At Party A’s demand, Party B should provide regular technological training on the use of relevant hardware, the technological platform, and relevant software to Party A’s staff.

4.	Website use services

(1)	At Party A’s demand, Party B should apply for and register a website for Party A’s online educational services.

(2)	Party B promises that Party A will be entitled to the paid and exclusive use of the website for its online education.

(3)	Party B should design the web pages of the website and other websites for Party A’s online education according to the characteristics and demands of Party A, and renew and/or redesign the web pages from time to time at Party A’s demand.

5.	Market promotion services

With the purpose of expanding the influence and reputation of Party A’s online education, Party B should, using its advantages and strong points, provide such services as market promotion for Party A’s online education, including but not limited to: assisting Party A with arranging media advertisements and assisting Party A with carrying out extra-curricular practices and entertainment for its students.

6.	Labour services

Party B should provide Party A with any labour services that Party A needs to entrust to others during its operation and management of its online education.

II.	Service Fees

In accordance with the principles for the amount and payment of the service fees agreed to by both parties in the Service Agreement, Party A agrees to pay service fees to Party B for the services stated in this Appendix as follows:

In accordance with the needs of the development of Party A’s online education and the service demands continuously put forward by Party A, both parties agree that the service fees prescribed in this Agreement will be 40% of Party B’s Revenue for the Period in the principal agreement. The sum of 40% of Party B’s Revenue for all periods in each calendar year should be the service fees to be paid by Party A to Party B for the aforementioned services for that year.

III.	Intellectual property rights

1.	Ownership of the domain name and website: the ownership of the website and its domain name registered for the performance of this Agreement will belong to Party B, and Party A will enjoy the paid exclusive right to use them during the valid period of this Agreement.

2.	Copyright of the webpage designs: the copyright of the webpage designs for the website formed due to the performance of this Agreement will belong to Party B, and Party A will enjoy the paid exclusive right to use the webpage designs during the valid period of this Agreement.

3.	Intellectual property rights related to the contents of the website: they shall be enjoyed by Party A or the providers of relevant contents in accordance with relevant laws and regulations.

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Party A: Dongbei University of Finance and Economics
(Seal of Dongbei University of Finance and Economics)

By:	/s/ Qiu Dong
Name:	Qiu Dong

Date: June 26, 2003

Party B: Dalian Dongcai Technology Development Co., Ltd. (Seal)

By:	/s/ Yang Qing
Name:	Yang Qing

Date: June 26, 2003

APPENDIX OF SERVICE AGREEMENT— LICENSED USE OF ONLINE

TECHNOLOGICAL PLATFORM & ONLINE CAI SOFTWARE

I.	Licensed Use

1.	Licensed use of the technological platform for the online education: including but not limited to: services as the development and licensed use of the technological platform for the online distance education, system integration of the hardware, maintenance of the software and hardware, and upgrading of the technological platform (refer to the Instruction for Licensed Use of Technological Platform for the specific technological indexes)

2.	Development, manufacture, and licensed use of CAI software

In accordance with the curricular arrangement of Party A for its online education, Party B should, using its technological advantages, develop and make CAI software consisting of the teaching materials decided by Party A (including but not limited to such contents as textbooks, teaching plans, cases, and explanations) and transform them into forms suitable to the online education through necessary technological measures, and grant Party A the licensed use right within the valid period and scope of this Agreement. The subjects and amount of the CAI software to be developed and manufactured should be in accordance with the written requirements of Party A from time to time. (refer to the CAI Software Catalogue for details)

II.	License Fees

In accordance with the principles for the amount and payment of the service fees agreed to by both parties in the Service Agreement, Party A agrees to pay the license fees to Party B for the online education platform and CAI software:

License fees for the online education platform and CAI software (including the fees for the development, redevelopment, maintenance, and upgrading of the online education platform and the fees for the making, maintenance, and upgrading of the CAI software): after Party A begins to gain revenue from its online education, it will pay 60% of Party B’s Revenue for the Period in the principal agreement to Party B. The sum of 60% of Party B’s Revenue for all periods in each calendar year shall be the license fees paid by Party A to Party B for the education platform and CAI software.

III.	Intellectual property rights

1.

Copyright and relevant intellectual property rights of the online education technological platform: the copyright and relevant intellectual property rights of the online education technological platform developed by Party B for the performance of this

Agreement (including but not limited to: copyright of software, patent application rights, patent rights, and proprietary technologies) will belong to Party B, and Party B will grant Party A the right to use the online education technological platform during the valid period of this Agreement.

2.	Copyright of the CAI software: the copyright of the CAI software developed and made for the performance of this Agreement will belong to Party B and Party A will enjoy the right of paid use during the valid period of this Agreement.

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Party A: Dongbei University of Finance and Economics
(Seal of Dongbei University of Finance and Economics)

Authorized representative:
/s/ Qiu Dong

Date: June 26, 2003

Party B: Dalian Dongcai Technology Development Co., Ltd.
(Seal of Dalian Dongcai Technology Development Co., Ltd.)

Authorized representative:
/s/ Yang Qing

Date: June 26, 2003